UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2018

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

180 Marsh Hill Road Orange, Connecticut		06477
(Address of principal executive offices)		(Zip Code)

(207) 688-6000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2018, the Board of Directors (the “Board”) of Avangrid, Inc. (the “Corporation”), upon the recommendation of the Compensation, Nominating and Corporate Governance Committee (the “Committee”) of the Board, granted James P. Torgerson, the Chief Executive Officer of the Corporation, a special one-time award of 60,000 restricted stock units under the Amended and Restated Avangrid, Inc., Omnibus Incentive Plan, which is intended to further incentivize long-term performance and strategic planning. The grant vests, subject to continued employment, on the date of the Corporation’s regular annual shareholders’ meeting occurring in calendar year 2020. In addition, to the extent not previously forfeited, the restricted stock units shall also vest in full upon (i) death or termination of employment due to disability, (ii) retirement with the consent of the Corporation, or (iii) termination of employment by the Corporation for Cause or resignation on account of a Constructive Termination, in either case following the occurrence of a Change in Control (as those terms are defined in the restricted stock unit notice and restricted stock unit agreement with respect to such award, the “RSU Notice” and “RSU Agreement”, respectively).

The foregoing description of the restricted stock unit grant is only a summary of the material provisions of such grant, does not purport to be complete, and is qualified in its entirety by reference to the RSU Notice and RSU Agreement, copies of which will be filed by the Corporation as exhibits to its quarterly report on Form 10-Q for the quarterly period ending June 30, 2018.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of the Corporation (the “Annual Meeting”) was held on June 7, 2018. The record date for the Annual Meeting was April 13, 2018, and as of the record date the Corporation had 309,572,290 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 305,036,119 shares of common stock were represented in person or by proxy.

The final results of voting on each of the matters submitted to a vote of security holders at the Annual Meeting are as follows:

Proposal 1 — Election of Directors. Each of the director nominees was elected to serve until the next annual meeting of shareholders, and until their successors are duly elected and qualified, by the votes set forth below:

Nominee	For	Against	Abstain	Broker Non-Votes
Ignacio Sánchez Galán	276,329,825	19,054,494	177,021	9,474,779
John E. Baldacci	285,419,788	9,983,411	158,141	9,474,779
Pedro Azagra Blázquez	285,373,871	10,002,672	185,797	9,474,779
Felipe de Jesús Calderón Hinojosa	294,051,933	1,326,041	183,366	9,474,779
Arnold L. Chase	285,349,214	10,039,085	173,041	9,474,779
Alfredo Elías Ayub	293,188,744	2,172,121	200,475	9,474,779
Carol L. Folt	294,163,082	1,248,317	149,941	9,474,779
John L. Lahey	293,463,614	1,946,489	151,237	9,474,779
Santiago Martinez Garrido	285,365,794	10,007,060	188,486	9,474,779
Juan Carlos Rebollo Liceaga	285,347,486	10,022,902	190,952	9,474,779
José Sáinz Armada	285,368,378	10,003,047	189,915	9,474,779
Alan D. Solomont	294,316,087	1,083,348	161,905	9,474,779
Elizabeth Timm	294,327,703	1,079,554	154,083	9,474,779
James P. Torgerson	286,047,359	9,350,416	163,565	9,474,779

Proposal 2 — Ratification of Independent Auditors. The selection of KPMG US, LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2018, was ratified, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
304,748,491	215,615	72,013	0

Proposal 3 — Advisory Vote on Executive Compensation. The compensation of the Corporation’s named executive officers was approved, on a non-binding, advisory basis, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
293,793,955	1,457,596	309,789	9,474,779

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ R. Scott Mahoney
Name:	R. Scott Mahoney
Title:	Senior Vice President – General Counsel and Secretary; Chief Compliance Officer

Dated: June 7, 2018

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